Exhibit 23.2


                          CONSENT OF ERNST & YOUNG LLP


We consent to the  incorporation  by reference into Comstock  Resources,  Inc.'s previously filed registration statements (numbers 333-36808, 333-36854, 333-81483 and 333-45860) of our report dated March 1, 2000, with respect to the consolidated financial statements of DevX Energy, Inc. included in its Annual Report (Form 10K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG  LLP


Dallas, Texas,
February 4, 2002


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